                                                                  Exhibit 10.25

                          PLEDGE AND SECURITY AGREEMENT


                  THIS PLEDGE AGREEMENT is made effective as of May 29, 2001, by LOGIX COMMUNICATIONS ENTERPRISES, INC., an Oklahoma corporation (hereinafter referred to as the "Debtor"), and DOBSON CC LIMITED PARTNERSHIP, an Oklahoma limited partnership (hereinafter referred to as the "Secured Party"), with its business address at 14201 Wireless Way, Oklahoma City, Oklahoma 73134.

                              W I T N E S S E T H:

1. RECITATIONS. Of even date herewith, the Debtor has made, executed and delivered to the Secured Party its written promissory note (the "Note") in the stated principal amount of Two Million and no/100 Dollars ($2,000,000). This Agreement is intended to provide collateral security for the repayment of all of the Debtor's obligations, now or hereafter owing, to the Secured Party, including the indebtedness represented by the Note, including principal and interest (collectively, the "Obligations").

2. PLEDGE AND SECURITY AGREEMENT. For good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor hereby grants Secured Party a security interest in and lien on, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter existing or acquired by the Debtor (hereinafter collectively called the "Collateral"):

         2.1 All of the issued and outstanding capital stock of Dobson Telephone Company; Inc., an Oklahoma corporation ("DTC") listed on Exhibit A hereto;

         2.2 All of the issued and outstanding capital stock of Logix Communications Corporation, an Oklahoma corporation ("Logix Sub") listed on Exhibit A hereto;

         2.3 All of the issued and outstanding capital stock of Dobson Fiber/Forte of Colorado, Inc., an Oklahoma corporation ("Fiber") listed on Exhibit A hereto; and

         2.4 All securities, certificates and instruments representing or evidencing the capital stock referred to in Sections 2.1, 2.2 and 2.3 or the ownership thereof, and all dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or cash or non cash proceeds of any kind, character or form from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the capital stock referred to in Sections 2.1, 2.2 and 2.3;

         2.5 The promissory note dated this date executed by Logix Sub in favor of Debtor and the security therefor as evidenced by the Security Agreement dated this date executed by Logix Sub in favor of Debtor.

         2.6 All cash and non-cash proceeds of the above specified property, regardless of kind, character or form.

         This security interest is given to secure the payment and performance of the Obligations and all security documents executed, or to be executed, in connection therewith; all future advances made by Secured Party to the Debtor; all liabilities of Debtor to Secured Party of every kind and description including both direct and indirect liabilities, liabilities due or to become due and whether absolute or contingent, and liabilities now existing or incurred in the administration, enforcement and collection thereof, including attorney's fees in enforcing the Secured Party's rights hereunder; all amendments, modifications, supplements, extensions, renewals, substitutions and changes in the Note and the Pledge Agreement; all advances made by the Secured Party to protect the security hereof, including advances made for or on account of levies, taxes and for maintenance or recovery of the Collateral; interest on any and all monies expended or advanced by the Secured Party hereunder or pursuant hereto; and for performance of the covenants and agreements set forth herein.

3. GENERAL REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that:

         3.1 AUTHORIZATION, EXECUTION, ORGANIZATION, ETC. Debtor is an Oklahoma corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Debtor is authorized to do business in all states in which such qualification is necessary. Debtor has obtained all consents, approvals, permits and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation. Debtor has the capacity and authority to incur the Obligations and enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Debtor to carry out the terms hereof. The agreements evidencing the Obligations and Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Debtor hereunder will be duly authorized, executed and delivered by and are binding upon Debtor and are enforceable in accordance with the terms hereof and thereof. Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does nor or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Debtor or all or any portion of the Collateral. There are no actions, suits or proceedings pending or, to Debtor's knowledge, threatened, before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting the Collateral (or any portion thereof) or the power or right of Seller to incur the Obligations or carry out the provisions of this Agreement.

         3.2 Except for the security interest granted to the Secured Party herein, the Debtor is and shall remain the owner of all Collateral free from any liens, security interests, encumbrances, or other right, title or interest of any other person, firm or corporation, and the Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Party.

         3.3 The Collateral is fully paid, validly issued, genuine and is beneficially owned by Debtor free and clear of all liens, claims and encumbrances or rights or interest of any other person. There are no restrictions upon transfer of any of the Collateral, and Debtor may transfer such Collateral without the consent of any other person.

         3.4 Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve or maintain any security interest given to secure the Collateral.

         3.5 The Debtor is an organization organized solely under the laws of the State of Oklahoma and no other state or jurisdiction. Neither any state (other than Oklahoma) nor the United States must maintain a public record showing the Debtor to be organized.

         3.6 The Debtor's chief executive office is located at 14101 Wireless Way, Oklahoma City, Oklahoma.

         3.7 Exhibit A completely and accurately sets forth all of the capital stock of DTC, Logix Sun and Fiber and all information on Exhibit A is complete and accurate.

         3.8 The security interest granted under the Pledge Agreement is a first priority perfected security interest.

4.       GENERAL COVENANTS.

         4.1 The Debtor agrees to properly pay when due any and all federal, state and local taxes, assessments and charges upon or against the Collateral before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

         4.2 Upon request by Secured Party, Debtor agrees to promptly execute and deliver such financing statement or statements, amendments and assignments thereof or supplements thereto, deliver stock certificates, stock powers and other instruments covering the Collateral as Secured Party may from time to time require in order to preserve and protect the first priority security interest hereby granted. Without limitation of the foregoing Debtor will endorse promptly the promissory note described in Paragraph 2.5 in form satisfactory to Secured Party and promptly deliver the same to Secured Party.

         4.3 In the event Debtor shall fail to pay taxes, assessments, costs and expenses which Debtor is under any of the terms hereof required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, the Secured Party may (but is not obligated to) make expenditures for any or all such purposes and the amount so expended, together with interest thereon at a rate per annum equal to the rate of interest provided in the Note, shall become immediately due and payable by Debtor to Secured Party and shall have the benefit of and be secured by the security interest herein granted and agreed to. All costs and expenses of Secured Party in retaking, holding, preparing for sale and selling or otherwise realizing upon any Collateral in the event of default by the Debtor, including court costs and attorney's fees and other legal expense, shall likewise constitute additional indebtedness of Debtor which Debtor promises to pay on demand and which shall be entitled to the benefit of and be secured by said security interest.

         4.4 Upon receipt thereof, the Debtor shall immediately deliver to Secured Party the Collateral described herein to be held by Secured Party in the same manner as the property originally deposited as Collateral.

         4.5 For all purposes herein, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Secured Party takes for similar collateral in its ordinary course of business.

         4.6 In its discretion and without notice to the Debtor, the Secured Party may take any one or more of the following actions, without liability, except to account for property actually received by it:

                    (i)    Insure any of the Collateral;

                   (ii) Exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depositary upon such terms as the Secured Party may determine;

                  (iii) In its name, or in the name of Debtor, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage in the name of the Debtor; and

                   (iv) Take or release any other collateral security for any of the Collateral.

         4.7 The Secured Party shall be under no duty to exercise or to withhold the exercise of any rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement and shall not be responsible for any failure to do so or delay in so doing.

         4.8 The Debtor will not change its state of incorporation or establish a new chief executive office.

         4.9 All capital stock specified in Sections 2.1, 2.2 and 2.3 shall be delivered to and held by the Secured Party, with undated stock powers attached, duly endorsed in blank. All instruments or certificates representing or evidencing such capital stock shall be delivered to and held by the Secured Party and shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment duly executed in blank, and/or with appropriate endorsements, in form and substance satisfactory to the Secured Party.

         4.10 Upon the Acquisition of any capital stock of DTC, Logix Sub or Fiber that is not listed on Exhibit A hereto, the Debtor shall promptly notify the Secured Party of such acquisition and, concurrently with such notification, deliver to the Secured Party an updated Exhibit A which completely and accurately sets forth all of such capital stock of any kind held by the Debtor.

         4.11 Until all Obligations have been paid and performed in full, the Debtor hereby covenants and agrees that it shall not, unless the Secured Party otherwise consents in advance in writing, sell, lease, assign, pledge, transfer or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired.

                  5. EVENTS OF DEFAULT. Debtor shall be in default hereunder in the event of the occurrence of any of the following ("Events of Default"):

                     (i) the failure to make any payment required pursuant to any of the Obligations as it becomes due,

                    (ii) any representation or warranty of Debtor is incorrect, false or misleading in any material respect when made,

                   (iii) Debtor fails to observe or perform any of the covenants or agreements contained in this Agreement,

                    (iv) Debtor fails to observe or perform any other covenant or agreement of any of the Obligations other than the payment of money which continues for a period of thirty (30) days after Secured Party gives notice thereof to Debtor, or

                     (v) an event of default occurs and is continuing under any other agreement between Debtor and Secured Party.

                    (vi) any default occurs in the obligations of Logix Sub to Debtor under the Note and/or agreements described in Paragraph 2.5 hereof or to Secured Party under any promissory note given by Logix Sub to Secured Party or any agreement creating a security interest as security for any such note.

                   (vii) the Secured Party receives at any time after the execution hereof and prior to payment of all of the Obligations, a report from any office in which filings have been made perfecting the security interest created hereby indicating that the Secured Party's security interest is not prior to all other security or other interests reflected in such report.

                  (viii) Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any Debtor Laws, (iii) admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iv) make a general assignment for the benefit of creditors, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (vi) take corporate action for the purpose of effecting any of the foregoing; or (i) an involuntary petition or complaint is filed against Debtor seeking bankruptcy or reorganization of Debtor, or the appointment of a receiver, custodian, trustee, intervenor or liquidator for Debtor, or for all or substantially all of Debtor's assets, and such petition or complaint is not dismissed within 60 days of the filing thereof, or (ii) an order, judgment or decree shall be entered by any Tribunal approving a petition or complaint seeking reorganization of Debtor or appointing a receiver, custodian, trustee, intervenor or liquidator for Debtor, or of all or substantially all of Debtor's assets, as applicable, and such order, judgment or decree continues unstayed for a period of 60 days.

                    (ix) Any "Event of Default" occurs under the Security Agreement dated as of May 29, 2001 between Logix Communications Corporation and the Secured Party, as amended, modified or supplemented from time to time.

                     (x) This Pledge Agreement shall cease for any reason to be in full force and effect, or the Debtor shall so assert, or the lien or security interest created under this Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created hereunder.

6.       REMEDIES.

           6.1 Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may without notice to Debtor declare all liabilities secured hereby immediately due and payable, and may proceed to enforce payment and performance of same and exercise any and all rights and remedies provided by the Uniform Commercial Code, as well as all other rights and remedies possessed by Secured Party. Unless the Collateral in whole or in part threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Debtor reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made. The Secured Party may be a purchaser at any public sale. The requirement of reasonable notice shall be met if notice is mailed, postage prepaid, to the address of the Debtor provided for herein at least ten (10) days before sale or other disposition. The Secured Party is authorized at any such sale, if it deems it advisable to do so, to restrict prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of the Collateral. Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such rulings and consents, and do such other things as Secured Party may deem appropriate in the event of a sale or disposition of any of the Collateral. Debtor clearly understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral or any part or parts thereof than would otherwise be obtainable if sold in the open market, and Debtor agrees that such private sales shall constitute a commercially reasonable method of disposing of the Collateral.

           6.2 As regards that portion of the Collateral consisting of cash or cash equivalent items such as checks, drafts or deposited funds, Secured Party may upon the occurrence of an Event of Default specified in Section 5 hereof, immediately apply them against any liabilities of the Debtor, selected by Secured Party, and for this purpose it is agreed that cash or equivalents will be considered identical to cash proceeds. Secured Party shall have the right immediately and without further action by it to set off against the liabilities secured hereby all money owed by Secured Party to the undersigned whether due or not, and Secured Party will be deemed to have exercised such right of set off and to have made a charge against such money at the time of any acceleration upon default even though some charges made are entered on the Secured Party's books subsequent thereto. Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, release or realize upon the Collateral, in its own name or in the name of Debtor as Secured Party may determine. Secured Party shall not be liable for any act or omission on the part of Secured Party, its officers, agents, or employees, except willful misconduct.

           6.3 As regards that portion of the Collateral consisting of stock or other voting securities, the Secured Party may upon the occurrence of an Event of Default hereunder:

                    (i) Transfer to or register in its name or in the name of its nominee any of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them or apply them to the liabilities of the Debtor, in any order of priority;

                   (ii) Exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral so registered or transferred, including all rights of conversion, exchange, subscription or any other rights, privilege or options pertaining to such collateral, as if the absolute owner thereof, and the Debtor hereby irrevocably grants to the Secured Party the Debtor's proxy to vote any Collateral during any Event of Default and the Debtor shall take action which the Secured Party may request in furtherance of the granting of such proxy; the proxy granted and each stock power and similar power now or hereafter granted are coupled within interest and shall be irrevocable;

                  (iii) Make any compromise or settlement deemed advisable with respect to any of the Collateral; or

                   (iv) Renew, extend or otherwise change the terms and conditions of any of the Collateral.

                    (v) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Collateral and for the enforcement of its rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of a default, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number of potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Agreement shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Collateral to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

                   (vi) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, and
                           (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of Debtor of whatsoever kind, including any equity or right of redemption of Debtor. Debtor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.

                  (vii) The Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine.

                 (viii) So long as no Event of Default shall have occurred or exist, the Debtor shall have all voting or other consensual rights with respect to the Collateral; PROVIDED, HOWEVER, that the Debtor shall not exercise or refrain from exercising any such right without the consent of the Secured Party if such action or inaction could result in a material reduction in the fair market value of the Collateral, or adversely affect (A) the validity, priority or perfection of the first priority security interest and pledge granted or purported to be granted hereunder or (B) the rights and remedies of the Secured Party hereunder.

7.       GENERAL.

         7.1 FURTHER ASSURANCES. Debtor agrees to promptly execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order effectively to grant to Secured Party the security interest in (and pledge and assignment of) the Collateral and to enforce and exercise Secured Party's rights regarding same.

         7.2 SECURITIES LAWS. Upon the occurrence or existence of an Event of Default, Debtor hereby agrees to cooperate fully with Secured Party to sell, at foreclosure or other private sale, the Collateral pledged hereunder.

         7.3 EXPENDITURES OF SECURED PARTY. The Debtor shall be liable for and agrees to pay Secured Party for all expenditures of Secured Party in maintaining the Collateral, and all costs, attorney's fees and other expenditures of Secured Party in the enforcement or collection of any note, warranty, agreement, liability or obligation of the Debtor, to Secured Party or in the enforcement or collection of or realization upon the Collateral or in the holding, preparing for sale or sale of any Collateral.

         7.4 WAIVERS. No act, delay, omission, or course of dealing between the Debtor and Secured Party, including Secured Party's waiver of remedy because of any default hereunder, shall constitute a waiver of any of Secured Party's rights and remedies under this Agreement or any other agreement between the parties, or under the documents evidencing the liabilities secured hereby. Waiver by Secured Party of any rights or remedies under the terms of this Agreement or with respect to any of Debtor's liabilities to Secured Party will not be a bar to the exercise of any right or remedy on any subsequent occasion. All rights and remedies of Secured Party are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more of them will not be a waiver of any other. No waiver, change, modification, or discharge of any of Secured Party's rights or of the Debtor's duties as so specified or allowed will be effective unless in writing and signed by Secured Party.

         7.5 SECURED PARTY'S RIGHT TO TRANSFER. Debtor grants to Secured Party the right to transfer any and all of the Collateral to its own name or that of its nominee after default, and Secured Party may exercise all rights and privileges to which it will thereupon become entitled, but it will be under no duty to exercise such rights and privileges.

         7.6 RIGHTS OF SECURED PARTY ASSIGNABLE. Secured Party at any time and at its option may pledge, transfer or assign its rights under this Agreement or any part of said rights, and any pledgee, transferee or assignee shall have the rights of Secured Party as to the rights or parts thereof so pledged, transferred or assigned.

         7.7 PARTIAL INVALIDITY. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

         7.8 BINDING EFFECT. This Agreement shall be binding on the Debtor's respective heirs, executors, administrators, representatives, successors and assigns, and shall inure to the benefit of the Secured Party's successors and assigns.

         7.9 CONSTRUCTION. This Agreement shall be deemed a contract made under the laws of the State of Oklahoma and shall be construed in accordance with the laws of said state.

         7.10 COUNTERPARTS. This Agreement may be executed in counterpart and will be effective when a counterpart is executed by each party.

         7.11 INDEMNITY. Debtor will indemnify and hold Secured Party harmless from and against any and all claims, damages, loss, liability or judgments which may be incurred or sustained by Secured Party or asserted against Secured Party, directly or indirectly, in connection with the existence of or the exercise of any of the rights of Secured Party under this Agreement.

                  IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be duly executed and delivered as of the date and year first above written.

SECURED PARTY:                         DOBSON CC LIMITED PARTNERSHIP, an
                                       Oklahoma limited partnership

                                       By:  RLD, INC., General Partner


                                             By
                                               --------------------------------
                                               Name:
                                                     --------------------------
                                               Title:
                                                      -------------------------

DEBTOR:                                LOGIX COMMUNICATIONS ENTERPRISES, INC.,
                                       an Oklahoma corporation


                                       By
                                          -------------------------------------
                                           Craig T. Sheetz
                                           President and Chief Executive Officer

                                    EXHIBIT A



                      ISSUER                  CERTIFICATE NO.    NO. OF SHARES
    --------------------------------------------------------------------------
           Logix Communications Corporation               3              1000
             Dobson Telephone Company, Inc.              35               300
       Dobson fiber/FORTE of Colorado, Inc.               3               500

